Exhibit 10.31

AMENDMENT TO ASSET PURCHASE AGREEMENT

This AMENDMENT (the "Amendment") to that certain Asset Purchase Agreement, dated August 28, 2023, by and between NRGene Technologies Ltd., a company incorporated under the laws of the State of Israel, with registered offices at 5 Golda Meir St., Ness Ziona 7403649, Israel ("NRGene IL"), NRGene Canada Inc., a company incorporated under the laws of the Country of Canada, with registered offices at 101-110 Research Drive, Saskatoon, Saskatchewan S7N 3R3, Canada ("NRGene CN" and together with NRGene IL, the “Sellers”), and Above Food Corp., a company incorporated under the laws of the Province of Alberta, with registered offices at 001-2305 Victoria Avenue, Regina, Saskatchewan, S4P 0S7 (the "Purchaser"), and in the form attached hereto as Exhibit A and as amended by both amendments dated December 31, 2023 (the "First and Second Amendments" and the "Purchase Agreement" which includes the First and Second Amendment, accordingly), is made and entered into on June 26, 2024 (the "Effective Date"). Each of NRGene IL, NRGene CN and the Purchaser shall each be referred to herein, individually, as a "Party" and, together, as the "Parties". All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Purchase Agreement.

PREAMBLE

WHEREAS, NRGene IL, NRGene CN and the Purchaser are parties to the Purchase Agreement; and

WHEREAS, pursuant to the Purchase Agreement, the Purchaser agreed to pay the Sellers, inter alia, a Cash Consideration for the Acquired Assets, in the amount of CAD$ 2,500,000, of which the Parties agree that CAD$ 2,362,500 is remaining outstanding (the "Remaining Amount"); and

WHEREAS, the Parties desire to set forth the terms and conditions upon which the Remaining Amount shall be settled and to further amend the Purchase Agreement with regard to the stock exchange in which the Purchaser shall be registered; and

WHEREAS, the Purchaser shows interest in participating in the private financial round of NRGene CN and intends to allocate up to CAD$ 1,000,000 of excess proceeds from any sale of Substitute Shares (as defined herein) to an investment under the SAFE investment agreement included in Exhibit B.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Parties hereby agree as follows:

1.     Interpretations; Definitions.

1.1.        The preamble hereto constitutes an integral part hereof.

1.2.        This Amendment constitutes an integral part of the Purchase Agreement and shall constitute part of its terms and conditions.

2.     Loan Agreement.

2.1.        The Purchaser hereby agrees to provide the Sellers immediately following the Closing with a non-recourse, interest-bearing loan in the amount of CAD$ 2,362,500 (the "Principal Loan Amount"). The Loan shall be for a period of 6 months from the date of disbursement (the "Repayment Term"), and shall bear an annual interest rate of 3% per annum, to be calculated upon the lapse of the Repayment Term (the "Interest" and together with the Principal Loan Amount shall be referred to as the "Loan").

2.2.        The Loan shall be secured solely by the Substitute Shares (as defined below) of the Purchaser held in trust by the Broker (as defined below).

3.     Substitute Shares Held in Trust.

3.1.        In addition to the Loan, the Purchaser shall deliver the Sellers immediately following the Closing with such number of common shares of the Purchaser, representing the Loan amount plus CAD$ 1,000,000, calculated as of the date of the IPO per the price per share of the Purchaser at the IPO of US$ 10 per share. The Purchaser shall deliver directly or indirectly 250,000 post-IPO shares at $US 10 per share (with an average rate of CAD$ 13.70 per share, being CAD$ 3,425,000 as consideration) which upon completion of its proposed going public transaction to be free and clear from any restrictions and/or limitations on possession, trade or otherwise, and freely tradeable (the "Substitute Shares"). The Substitute Shares shall be held in trust by a registered, certified and reputable broker to be appointed by Seller in consultation with the Purchaser (the "Broker"), per a brokerage/trading agreement.

3.2.        Seller shall enter into an agreement with the Broker within 5 business days for the purpose of holding the Substitute Shares, and the sale thereof within the Repayment Term with such trading terms and limits as mutually agreed upon by the Parties. The Broker shall commence the sale of Substitute Shares promptly after appointment and shall complete the sale within the Repayment Term, taking into account market liquidity and other relevant factors in compliance with applicable Laws.

3.3.        The Purchaser shall bear the costs associated with the Broker's services.

4.     Repayment Mechanism.

4.1.        Upon the sale of the Substitute Shares or parts thereof by the Broker, the proceeds shall first be used to repay the Loan or parts thereof and the Loan shall be reduced accordingly.

4.2.        In the event that the proceeds from the sale of Substitute Shares are less than the Loan amount, the Parties shall waive and hereby waive the requirement for repayment of the remaining Loan amount.

4.3.        Should the proceeds from the sale of Substitute Shares exceed the Loan amount, then the surplus shall be used for investment in NRGene CN through a Simple Agreement for Future Equity ("SAFE"), in the form attached as Exhibit B.

5.     Section 8.1 of the Purchase Agreement.

5.1.        The Parties agree that Section 8.1 of the Purchase Agreement shall be amended such that, the listing of the combined company of the Purchaser and Bite Acquisition Corp., shall be listed on the NASDAQ stock exchange ("NASDAQ") instead of the New York Stock Exchange ("NYSE"). The Parties agree that any references to the NYSE in Section 8.1 of the Purchase Agreement shall be construed to mean NASDAQ.

6.     Miscellaneous.

6.1.        Legal Opinion. Prior to the implementation of the above transactions, the Purchaser shall provide the Sellers with a legal opinion from an attorney acceptable to Sellers confirming that all necessary approvals have been obtained under applicable regulations and corporate governance requirements.

6.2.        Taxes. All taxes and costs imposed due to or in connection with this Amendment shall be borne by the Purchaser. If any taxes are required to be withheld under applicable law, Purchaser will be responsible for withholding and paying such taxes to the applicable authorities, unless provided with a non-withholding and/or exemption certificate in advance, and the amounts payable to Sellers shall be grossed-up accordingly in order not to affect the amounts due to it hereunder.

6.3.        Representation and Warranties of the Purchaser. The Purchaser has full legal and beneficial title to the Substitute Shares, and the Substitute Shares were duly issued and are not subject to any liens. The Purchaser has the requisite power and authority, to execute, deliver and perform this Amendment and the Purchase Agreement, to consummate the transactions contemplated hereby and thereby and to comply with the provisions of this Amendment and the Purchase Agreement. The execution, delivery and performance of this Amendment and the Purchase Agreement by the Purchaser, the consummation by the Purchaser of the transactions contemplated hereby and thereby and the compliance by the Purchaser with the provisions of this Amendment and the Purchase Agreement have been duly authorized by all necessary action on the part of Purchaser, and no other action or proceeding on the part of the Purchaser is necessary to authorize this Amendment and/or the Purchase Agreement or to consummate the transactions contemplated hereby and thereby. This Amendment has been duly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery by the Sellers, constitutes valid and binding obligations of the Purchaser enforceable against it in accordance with their terms. The execution, delivery and performance of this Amendment and the Purchase Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with, or result in any violation or breach of, or default under any contract to which the Purchaser is party to or any of its properties or assets are subject, or the applicable law.

6.4.        Representations and Warranties of the Sellers. The Sellers have the requisite power and authority to execute, deliver and perform this Amendment and the Purchase Agreement, to consummate the transactions contemplated hereby and to comply with the provisions of this Amendment and the Purchase Agreement. This Amendment has been duly executed and delivered by the Sellers, and, assuming the due authorization, execution and delivery by the Purchaser, constitutes a valid and binding obligations of the Sellers, enforceable against the Sellers in accordance with its terms. The execution, delivery and performance of this Amendment and the Purchase Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with, or result in any violation or breach of, or default under any contract to which the Sellers are party to or any of its properties or assets are subject, or the applicable law.

6.5.        Entire Agreement. This Amendment, the First and Second Amendment and the Purchase Agreement constitute the full and entire understanding and agreement between the Parties with regards to the subject matters hereof and thereof.

6.6.        No Other Modifications. Except as specifically set forth herein, this Amendment shall not be deemed to amend or modify the Purchase Agreement in any respect and the Purchase Agreement shall remain in full force and effect in accordance with its terms and conditions. In the event of any inconsistency between the provisions of this Amendment and the terms of the Purchase Agreement, the provisions of this Amendment shall prevail.

6.7.        Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument.

6.8.        Governing Law. Notwithstanding anything to the contrary in the Purchase Agreement, this Amendment is governed by and shall be construed in accordance with the laws of the State of Israel and each of the Parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of Tel-Aviv-Jaffa in relation to all matters arising out of or in connection with this Amendment.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the Effective Date.

NRGene Technologies Ltd.		Above Food Corp.

By:	/Gil Ronen	By:	/s/ Lionel Kambeitz
Name:	Gil Ronen	Name:	Lionel Kambeitz
Title:	CEO	Title:	Chief Executive Officer

NRGene Canada Inc.

By:	/s/ Gil Ronen
Name:	Gil Ronen
Title:	CEO

List of Exhibits:

❖	Exhibit A – Purchase Agreement

❖	Exhibit B - SAFE

[Signature Page – Amendment to Asset Purchase Agreement]

Exhibit A

Purchase Agreement

Exhibit B

SAFE

[to be latest version of NRG CN's SAFE using standard terms and conditions]

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